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                                                                     EXHIBIT 3.7

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            RIVERWALK LOGISTICS, L.P.

         The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

1. The name of the limited partnership is Riverwalk Logistics, L.P. (the "Partnership").

2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

          Name and Address
          of Registered Agent                Address of Registered Office
          -------------------                ----------------------------
          Corporation Trust Company
          1209 Orange Street                 1209 Orange Street
          Wilmington, Delaware 19801         Wilmington, Delaware 19801

3. The name and business address of the General Partner is as follows:

          General Partner                    Address
          ---------------                    -------

          Shamrock Logistics GP, LLC         6000 North Loop 1604 West
                                             San Antonio, Texas 78249


         WHEREFORE, the undersigned has executed this Certificate as of the 5th day of June, 2000.

                                    SHAMROCK LOGISTICS GP, LLC
                                    as General Partner


                                    By: /s/ Curt V. Anastasio
                                       -----------------------------------------
                                    Name:  C. V. Anastasio
                                    Title: President and Chief Operating Officer